CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 8 to the registration statement on Form N-1A (the "Registration Statement") of our report dated June 5, 1997, relating to the financial statements and financial highlights of California Bond Fund appearing in the April 30, 1997 Annual Report, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under
the  headings  "Independent Accountants"   and  "Financial   Statements"  in
the  Statement  of  Additional Information.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
February 27, 1998